Exhibit 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of TransUnion (the “Company”) for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James M. Peck, as Chief Executive Officer of the Company, and Samuel A. Hamood, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/James M. Peck
Name:	James M. Peck
Title:	Chief Executive Officer

Date: February 15, 2017

/s/Samuel A. Hamood
Name:	Samuel A. Hamood
Title:	Chief Financial Officer
Date: February 15, 2017
This certification accompanies the Report and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.